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       FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
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         First Amendment dated as of June 30, 1998 (the "First Amendment") to
Amended and Restated Revolving Credit Agreement dated as of February 13, 1998 by and among AU BON PAIN CO., INC., a Delaware corporation ("ABP"), SAINT LOUIS BREAD COMPANY, INC., a Delaware corporation ("Saint Louis Bread"), ABP MIDWEST MANUFACTURING CO., INC., a Delaware corporation ("ABP Midwest", and, collectively with ABP and Saint Louis Bread, the "Borrowers"), and BANKBOSTON, N.A., a national banking association, and USTRUST, a Massachusetts trust company (collectively, the "Banks"), and BANKBOSTON, N.A. as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of February 13, 1998 (as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrowers, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrowers, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this First Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         s.1. Amendments to s.1 of the Credit Agreement. Section 1 of the Credit Agreement is hereby amended as follows:

         (a) by deleting the date "September 30, 1999" occurring in the definition of "Maturity Date" contained in Section 1.1 and replacing it with "December 31, 1999".

         (b) by deleting the language in clause (b) of the definition of "Consolidated Operating Cash Flow" contained in Section 1.1 and replacing it with "to the extent deducted in the calculation of Consolidated Net Income for such period, the aggregate amount of depreciation and amortization for such period, plus".

         (c) by inserting in the appropriate alphabetical order the following definition:

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         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate and the related financial statements were delivered by the Borrowers pursuant to ss.ss.6.4(a),
         (b) and (c) hereof.

         (d) by inserting in the appropriate alphabetical order the following definition:

         Applicable Margin.

         (a) For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date, the Applicable Margin shall be the applicable percentage set forth below opposite the Funded Debt to EBITDA Ratio for Base Rate Loans or Eurodollar Loans, as applicable, as determined on the last day of each fiscal quarter of the Borrowers ending immediately prior to the Adjustment Date:


       -------------- ------------------------------ ------------------------------ -------------------------------
                          Funded Debt to EBITDA             Base Rate Loans             Eurodollar Rate Loans
           Level                  Ratio                    Applicable Margin              Applicable Margin
       -------------- ------------------------------ ------------------------------ -------------------------------

       -------------- ------------------------------ ------------------------------ -------------------------------
             I          (greater than) 2.5:1.0                  0.25%                         2.75%
       -------------- ------------------------------ ------------------------------ -------------------------------

       -------------- ------------------------------ ------------------------------ -------------------------------
            II          (greater than or equal to)              0.00%                         2.45%
                        1.5:1.0 and (less than or
                        equal to) 2.5:1.0
       -------------- ------------------------------ ------------------------------ -------------------------------

       -------------- ------------------------------ ------------------------------ -------------------------------
            III         (less than) 1.5:1.0                     0.00%                         2.15%
       -------------- ------------------------------ ------------------------------ -------------------------------

       -------------- ------------------------------ ------------------------------ -------------------------------

         For the purposes of this definition of Applicable Margin, the symbols "(less than)" and "(greater than)" shall mean "less than" and "greater than," respectively, and the symbols "(less than or equal to)" and "(greater than or equal to)" shall mean "less than or equal to" and "greater than or equal to," respectively.
         -----------------------------------------------------------------------

         (b) The Agent shall give prompt notice of any change in the Applicable Margin to the Borrowers and the Banks following the time of delivery to the Agent of the required quarterly financial statements and Compliance Certificate pursuant to ss.6.4(b) and (c).

         (c) Notwithstanding the foregoing, the Applicable Margin shall not be lower than the percentages corresponding to Level I in the table above until the Adjustment Date next following the delivery

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                                      -3-


                  to the Banks and the Agent pursuant to the terms of s.6.4(c) of the financial statements of the Borrowers and their Subsidiaries, and the Compliance Certificate relating thereto, for the fiscal quarter ending July 11, 1998. In the event the Borrowers fail to deliver to the Agent and the Banks the quarterly financial statements and Compliance Certificate in accordance with ss.6.4(b) and (c), the Applicable Margin shall automatically be the highest Applicable Margin set forth above commencing on the date by which such financial statements and Compliance Certificate were required to have been delivered in accordance with ss.6.4(b) and (c) and continuing until the Adjustment Date following delivery of financial statements and a Compliance Certificate which illustrates that a lower Applicable Margin should apply.

         (e) by inserting in the appropriate alphabetical order the following definition:

         Consolidated EBITDA. For any specified period, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in the calculation of Consolidated Net Income for such period, the aggregate amount of depreciation and amortization for such period, plus (c) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Total Interest Expense for such period, plus (d) to the extent deducted from the calculation of Consolidated Net Income, income tax expenditures for such period, in each case determined on a consolidated basis for the Borrowers and their Subsidiaries in accordance with generally accepted accounting principles.

         (f) by inserting in the appropriate alphabetical order the following definition:

         Consolidated Funded Debt. At any time, the sum of (a) the aggregate amount of Indebtedness of the Borrowers and their Subsidiaries on a consolidated basis, relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases and including, without duplication, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations of such Persons in respect of Letters of Credit outstanding and all guarantees of the foregoing types of Obligations.

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         (f) by inserting in the appropriate alphabetical order the following definition:

         Funded Debt to EBITDA Ratio. With respect to each determination date, the ratio of (a) Consolidated Funded Debt of the Borrowers and their Subsidiaries outstanding on such date to (b) Consolidated EBITDA of the Borrowers and their Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such date.

         s.2. Amendment to s.2 of the Credit Agreement. Section 2.9 of the Credit Agreement is hereby amended by (a) inserting the word "and" prior to clause (ii) thereof, (b) inserting a period at the end of clause (ii) in place of the semicolon and (c) deleting clauses (iii) and (iv) thereof.

         s.3. Amendment to s.4 of the Credit Agreement. Section 4.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 4.1:

         s.4.1: Interest on Revolving Credit Loans.

         (a) Except as otherwise increased pursuant to s.4.11 hereof, the outstanding amount of each Type of Revolving Credit Loan shall bear interest calculated as follows:

                  (i) the outstanding amount of each Revolving Credit Loan which is a Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin then applicable to Base Rate Loans; and

                  (ii) the outstanding amount of each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest during each Interest Period relating thereto at a rate per annum equal to the Eurodollar Rate determined for each such Interest Period plus the Applicable Margin then applicable to Eurodollar Rate Loans.

         (b) The Borrowers absolutely and unconditionally promise to pay interest on each type of Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         s.4. Amendment to s.6 of the Credit Agreement. Section 6.4(c) of the Credit Agreement is hereby amended by inserting the clause ", the calculation of the Applicable Margin for the most recently ended period of four (4)

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                                      -5-


consecutive fiscal quarters," immediately following the phrase "contained in
s.8 hereof".

         s.5. Amendments to s.8 of the Credit Agreement Section 8 of the Credit Agreement is hereby amended as follows:

         (a) Section 8.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 8.1:

         s.8.1. Maximum Allowable Leverage Ratio. The Borrowers will not, at any time, permit the Leverage Ratio to exceed 1.45:1.00.

         (b) Section 8.2 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 8.2:

         s.8.2. Consolidated Capital Expenditures. The Borrowers will not permit Consolidated Capital Expenditures incurred during each period consisting of four (4) consecutive fiscal quarters and ending on a date set forth below, to exceed the amount set forth opposite such date in the table below:


         ----------------------------------------------------------------------
           Fiscal Quarter Ending      Maximum Consolidated Capital Expenditures
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
           7/11/98                                 $20,000,000
         ----------------------------------------------------------------------
           10/3/98 and thereafter                  $23,000,000
         ----------------------------------------------------------------------

         s.6. Amendment to Schedule 1.1(a). Schedule 1.1(a) of the Credit Agreement is hereby amended by deleting Schedule 1.1(a) in its entirety and replacing it with Schedule 1.1(a) attached hereto.

         s.7. Representations and Warranties. Each of the Borrowers hereby repeats, on and as of the date hereof, each of the representations and warranties made in s.5 of the Credit Agreement as though such representations and warranties refer specifically to such Borrower, except to the extent of changes resulting from transactions contemplated or permitted by this First Amendment or the Credit Agreement and except to the extent that such representations and warranties relate expressly to an earlier date; provided, that, all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. No Default or Event of Default has occurred

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                                      -6-


and is continuing under the Credit Agreement after giving effect to this First Amendment.

         s.8. Effectiveness. The effectiveness of this First Amendment shall be subject to the satisfaction of the following conditions precedent:

                  s.8.1. Loan Documents. This First Amendment shall have been duly executed and delivered to the Agent by each of the parties to the Credit Agreement.

                  s.8.2. No Default. No Default or Event of Default has occurred and is continuing under the Credit Agreement immediately after giving effect to this First Amendment.

         s.9. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this First Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         s.10. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Agent or the Banks consequent thereon.

         s.11. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         s.12. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).


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                                      -7-


         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a document under seal as of the date first above written.

                                         AU BON PAIN CO., INC.


                                         By: /s/ LOUIS I. KANE
                                             -----------------------------------
                                                 Name:  Louis I. Kane
                                                 Title: Co-Chairman


                                         SAINT LOUIS BREAD COMPANY, INC.


                                         By: /s/ LOUIS I. KANE
                                             -----------------------------------
                                                 Name:  Louis I. Kane
                                                 Title: Executive Vice President


                                         ABP MIDWEST MANUFACTURING CO., INC.


                                         By: /s/ LOUIS I. KANE
                                             -----------------------------------
                                                 Name:  Louis I. Kane
                                                 Title: Executive Vice President


                                         BANKBOSTON, N.A.
                                           individually and  as Agent


                                         By: /s/ SHARON A. STONE
                                             -----------------------------------
                                                 Name:  Sharon A. Stone
                                                 Title: Director


                                         USTRUST


                                         By: /s/ P. JEFFREY HUTH
                                             -----------------------------------
                                                 Name:  P. Jeffrey Huth
                                                 Title: Vice President